                                                 REGISTRATION NO.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------
                                    AAR CORP.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               36-2334820

    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)

             ONE AAR PLACE
         1100 N. WOOD DALE ROAD
          WOOD DALE, ILLINOIS                             60191
(Address of principal executive offices)               (Zip code)

                          AAR CORP. STOCK BENEFIT PLAN
                (FORMERLY KNOWN AS AAR CORP. AMENDED STOCK OPTION
                               AND INCENTIVE PLAN)
                            (Full title of the plan)

                               HOWARD A. PULSIFER
                   VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                                  ONE AAR PLACE
                             1100 N. WOOD DALE ROAD
                            WOOD DALE, ILLINOIS 60191
                     (Name and address of agent for service)

                                 (630) 227-2000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=========================== ======================== ======================== ======================== =========================
                                                        PROPOSED MAXIMUM         PROPOSED MAXIMUM
         TITLE OF                   AMOUNT             OFFERING PRICE PER       AGGREGATE OFFERING
      SECURITIES TO                  TO BE                    UNIT                     PRICE            AMOUNT OF REGISTRATION
      BE REGISTERED               REGISTERED                   (a)                      (a)                      FEE
--------------------------- ------------------------ ------------------------ ------------------------ -------------------------
   Common Stock, $1.00
        par value               538,557 shares               $19.16                 $10,316,733               $2,723.62
--------------------------- ------------------------ ------------------------ ------------------------ -------------------------

       Common Stock
     Purchase Rights            359,056 rights                 (b)                      (b)                      (b)
=========================== ======================== ======================== ======================== =========================

(a) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(b) Each unit consists of one share of Common Stock and .6667 related Common Stock Purchase Right. The Rights currently are not evidenced by separate certificates and may not be transferred except upon transfer of the related shares. The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock.

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

                              GENERAL INSTRUCTIONS

                    E. REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement of Registrant on Form S-8, Registration No. 33-26783, filed by the Registrant with the Securities and Exchange Commission on February 1, 1989, registering its Common Stock, $1.00 par value per share, and its Common Stock Purchase Rights, issuable pursuant to the AAR CORP. Stock Benefit Plan (formerly known as the AAR CORP. Amended Stock Option and Incentive Plan), are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in this registration statement not included in the Exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement of the Registrant on Form S-8 (Registration No. 33-26783) which is incorporated herein by reference.

Item 8. Exhibits.

The Exhibits filed herein are set forth on the exhibit index filed as part of this Registration Statement on page 6 hereof.

                                POWER OF ATTORNEY

KNOWN BY ALL MEN BY THESE PRESENTS, that each of the persons signing this Registration Statement as a director or officer, or both, of AAR CORP., a Delaware corporation, hereby constitutes and appoints David P. Storch, Timothy
J. Romenesko, and Howard A. Pulsifer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wood Dale, Illinois, on January 10, 2000.

                                          AAR CORP.

                                          By: /s/ David P. Storch
                                              -----------------------
                                              David P. Storch
                                              President and
                                              Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and effective on the dates indicated.

SIGNATURE                           TITLE                                 DATE
---------                           -----                                 ----
/s/ Ira A. Eichner                  Chairman of the Board; Director       January 10, 2000
-------------------------------
Ira A. Eichner

/s/ David P. Storch                 President and Chief Executive         January 10, 2000
-------------------------------     Officer; Director
David P. Storch                     (Principal Executive Officer)


/s/ Timothy J. Romenesko           Vice President, Chief Financial       January 10, 2000
-------------------------------     Officer
Timothy J. Romenesko                (Principal Financial Officer)


/s/ Michael J. Sharp                Vice President, Controller and        January 10, 2000
-------------------------------     Chief Accounting Officer
Michael J. Sharp                    (Principal Accounting Officer)


/s/ A. Robert Abboud                Director                              January 10, 2000
-------------------------------
A. Robert Abboud


/s/ Howard B. Bernick               Director                              January 10, 2000
-------------------------------
Howard B. Bernick


                                    Director                              January 10, 2000
-------------------------------
Edgar D. Jannotta


/s/ Erwin E. Schulze                Director                              January 10, 2000
-------------------------------
Erwin E. Schulze


/s/ Joel D. Spungin                 Director                              January 10, 2000
-------------------------------
Joel D. Spungin


/s/ Lee B. Stern                    Director                              January 10, 2000
-------------------------------
Lee B. Stern


/s/ Richard D. Tabery               Director                              January 10, 2000
-------------------------------
Richard D. Tabery

                                  EXHIBIT INDEX

     Item                                Exhibits
     ----                              ------------
4.   Instruments    4.1   Instruments defining the rights of security holders are
     defining the         hereby incorporated by reference as Exhibits to the
     rights of            Registrant's Annual Report on Form 10-K for the fiscal
     security             year ended May 31, 1999.
     holders

5.   Opinion re     5.1   Opinion of Mr. Howard A. Pulsifer, Vice
     legality             President, General Counsel and Secretary (filed
                          herewith, Page 7).

23.  Consents       23.1  Consent of KPMG LLP (filed herewith, Page 8).

                    23.2  Consent of Mr. Howard A. Pulsifer, Vice President,
                          General Counsel and Secretary (contained in opinion referred to in Exhibit 5)

24.  Power of       The Power of Attorney immediately precedes the signature
     Attorney       page hereof (filed herewith, Page 4).